Third Quarter 2009 Highlights

(November 9, 2009)

Consolidated

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Revenue for the Third Quarter of 2009 was $92.9 million, a 2.9% increase from the Second Quarter of 2009. The revenue growth came primarily from the Consumer Products and Services segment. Although 2.9% is modest growth, we feel it demonstrates the stability of our business in a very difficult year for the overall economy.

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Adjusted EBITDA before share based compensation was $7.3 million in the Third Quarter of 2009, a 51% increase from the Second Quarter of 2009 Adjusted EBITDA before share based compensation prior to non-cash impairment charges. This growth in Adjusted EBITDA was driven by the higher revenue in the Consumer Products and Services segment and continued tight controls on operating expenses in all reporting segments. In particular, we have been reducing costs in the Background Screening segment in response to the contraction in the labor markets, and our internal restructuring to increase the shared resources of our Background Screening and Other segments is driving greater efficiency.

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Cash flow from operations was approximately $2.4 million for the Third Quarter of 2009, which was generated entirely from the Consumer Products and Services segment. This is a promising sign that, although the economy may have slowed our growth and delayed our plans, we continue to generate cash while still investing in operational and technological improvements and new marketing opportunities.

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Income Tax Expense was $1.5 million for the Third Quarter of 2009, compared to $204 thousand for the Second Quarter of 2009. The increase in tax expense was primarily due to higher taxable income at our Consumer Products and Services segment with no corresponding tax benefit from the losses generated from the international operations of the Background Screening segment, which, as of the Third Quarter of 2009, is solely owned by Intersections.

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We believe that our competitive position will be stronger coming out of the recession, and we should be positioned to flourish once the economy recovers, because of the operational, technological and marketing investments we have continued to make during the economic downturn.

Consumer Products and Services

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Revenue increased by $2.8 million in the Third Quarter of 2009 to $87.2 million from the Second Quarter of 2009. This growth was driven by an increase in sales from one of our largest direct clients, one new client that launched earlier in 2009 that continues to ramp sales, a new program with an existing client also starting to ramp sales, and continued growth in our direct to consumer business.

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New Subscriber additions for the Third Quarter of 2009 were 753 thousand, or approximately 60 thousand lower than the Second Quarter of 2009. The decrease in new subscriber additions came predominantly from two lower margin indirect clients that continue to experience declining sales during the recession. This was partially offset by higher new direct subscriber additions.

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Total cancels continued to drop in the Third Quarter of 2009 to 821 thousand; this was approximately 61 thousand fewer total cancels, or a 7 % reduction in total cancels, in the Third Quarter of 2009 from the Second Quarter of 2009. Thus far, we continue to see no indication of meaningful increases to our attrition rates due to the ongoing recession.

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The combined effect of fewer new subscriber additions, offset partially by a decrease in total cancels, was a slight net reduction in ending subscribers in the Third Quarter of 2009. Although we had previously anticipated we would start seeing a net growth in ending subscribers per quarter before the end of 2009, we currently believe that the growth in ending subscribers will take longer to occur on a sustained multi-quarter basis. However, we are growing our higher priced and higher margin direct subscribers, which include both our endorsed business subscribers and our direct to consumer business subscribers.

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Adjusted EBITDA before share based compensation for the Consumer Products and Services segment increased to $9.8 million for the Third Quarter of 2009, an increase of $1.96 million from the Second Quarter of 2009. This higher Adjusted EBITDA was driven by continued revenue growth from our direct subscribers and lower general and administrative costs. This was offset by higher commission expenses, which relates to the pre-paid commissions or “bounty” payments we have been paying most of this year with certain significant clients. The lower general and administrative expenses in the Third Quarter of 2009 were driven in part by a decrease in expenses related to the web platform upgrade we have been investing in for more than a year now and continued constraint in spending until the economy improves.

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We are encouraged by the continued stability and progress of our Consumer Products and Services segment in this difficult year. We believe that the modest revenue and Adjusted EBITDA before share based compensation growth this quarter demonstrates that the Consumer Products and Services segment continued to perform well, and should be poised to continue to grow in 2010. We also believe that our technology and product investments are keeping our services best in class and the partner of choice for many leading financial institutions.

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In the Fourth Quarter of 2009, our direct to consumer business will be making a significant push in broadcast media advertising. If this broadcast media push is successful, we anticipate the increased direct to consumer marketing will continue into 2010 and beyond. This means our Adjusted EBITDA before share based compensation may not have meaningful growth for several quarters as we continue to grow our direct to consumer business. In fact, depending on how much we determine to invest in new direct to consumer marketing (or new subscriber acquisition opportunities with partners), Adjusted EBITDA before share based compensation may decrease in a quarter. Nevertheless, over the long term, we believe our continued growth in direct to consumer marketing should make us a more stable, diversified and profitable company.

Background Screening

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Revenue in the Background Screening segment increased slightly to $4.6 million in the Third Quarter of 2009. The Loss from Operations for the Background Screening segment was approximately $589 thousand in the Third Quarter of 2009, a significant improvement from the Second Quarter of 2009. We have been reducing costs in this business, which is reflected in the significant reduction in losses in the recent quarter. Although we may not be able to reduce expenses much further without seriously damaging this business, we expect to keep costs at current levels and position this business to grow when labor markets open back up, hopefully before the end of next year.

Other

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Revenue in the Other segment decreased to $1.1 million in the Third Quarter of 2009. The businesses in our Other segment will continue to be affected by the distressed economy. We have reduced operating expenses in these businesses as deeply as we believe prudent, and restructured these businesses internally to centralize various management and support functions and provide additional efficiencies and control.

We will not be providing guidance at this time.

Forward-Looking Statements

Statements in this document relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements.” Those forward-looking statements involve known and unknown risks and are subject to change based on various factors and uncertainties that may cause actual results to differ materially from those expressed or implied by those statements, including without limitation the effect of new subscriber additions. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company’s filings with the U.S. Securities and Exchange Commission. The Company undertakes no obligation to revise or update any forward-looking statements.

About Intersections Inc.

Intersections Inc. (NASDAQ: INTX) is a leading global provider of consumer and corporate identity risk management services. Its premier identity theft, privacy, and consumer solutions are designed to provide high-value opportunities to its marketing partners, including leading financial institutions, Fortune 100 corporations, and other businesses. Intersections also markets full identity theft protection solutions under its brand, IDENTITY GUARD® (www.identityguard.com). Intersections’ consumer identity theft protection services have protected more than 25 million consumers.

To address the growing threat of corporate fraud, the Intersections Business Services division offers cutting-edge identity management solutions to corporate clients including: data breach remediation, domestic and international pre-employment background screening, corporate identity theft protection and brand monitoring.